December 2020

PRICING SUPPLEMENT Dated December 29, 2020

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-225551 (To Prospectus dated October 31, 2018,

Index Supplement dated October 31, 2018 and Product Supplement dated November 6, 2020)

Structured Investments

Opportunities in U.S. and International Equities

Capped Performance Leveraged Upside SecuritiesSM (Capped PLUSSM) due February 3, 2022

$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds

Principal at Risk Securities

The Capped Performance Leveraged Upside SecuritiesSM (the “Capped PLUS”) offer leveraged exposure to the performance of an unequally weighted basket (the “basket”) consisting of an index (the “underlying index”) and five exchange-traded funds or “ETFs” (each, an “underlying fund” and, together with the underlying index, the “basket components”). The Capped PLUS are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the basket. At maturity, if the closing level of the basket on the valuation date (the “final basket level”) is less than the initial basket level, the investor is fully exposed to a loss of their initial investment that is proportionate to the percentage change of the basket from the initial basket level to the final basket level (the “basket return”). At maturity, if the basket return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. Accordingly, the Capped PLUS do not guarantee any return of principal at maturity and you could lose your entire investment. The Capped PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Capped PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Capped PLUS and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch (“UBS”)
Aggregate principal amount:	$5,454,400
Stated principal amount:	$10 per Capped PLUS
Issue price:	$10 per Capped PLUS (see “Commissions and issue price” below), offered at a minimum investment of 100 Capped PLUS (representing a $1,000 investment)
Denominations:	$10 per Capped PLUS and integral multiples thereof
Interest:	None
Pricing date:	December 29, 2020
Original issue date:	January 4, 2021 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Valuation date:	January 31, 2022, subject to postponement in the event of a market disruption event as described in the accompanying product supplement
Maturity date:	February 3, 2022, subject to postponement in the event of a market disruption event as described in the accompanying product supplement
Basket:	Basket Component	Bloomberg Ticker	Basket Weighting	Initial Basket Component Level	Multiplier
	EURO STOXX 50® Index	SX5E	20%	3,581.37	0.005584455
	The Financial Select Sector SPDR® Fund	XLF UP	20%	$28.99	0.689893067
	The Industrial Select Sector SPDR® Fund	XLI UP	20%	$87.58	0.228362640
	The Health Care Select Sector SPDR® Fund	XLV UP	20%	$112.28	0.178126113
	WisdomTree Japan Hedged Equity Fund	DXJ UP	10%	$54.35	0.183992640
	iShares® China Large-Cap ETF	FXI UP	10%	$45.50	0.219780220

Payment at maturity:

▪       If the basket return is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.
In no event will the payment at maturity exceed the maximum payment at maturity.

▪       If the basket return is zero:
The Stated Principal Amount of $10

▪       If the basket return is negative:
$10 + ($10 × Basket Return)
Accordingly, if the basket return is negative, you will lose a percentage of your stated principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Basket return:

The quotient, expressed as a percentage, of (i) the final basket level minus the initial basket level, divided by (ii) the initial basket level. Expressed as a formula:

Final Basket Level - Initial Basket Level
Initial Basket Level

Leveraged upside payment:	$10 × Leverage Factor × Basket Return
Maximum payment at maturity:	$11.35 per Capped PLUS, which is equal to $10 + ($10 × Maximum Gain)
Initial basket level:	100, which is equal to the sum of the products of (i) the initial basket component level of each basket component and (ii) the multiplier for such basket component.
Final basket level:	The sum of the products of (i) the final basket component level for each basket component and (ii) the multiplier for such basket component.
Initial basket component level:	For each basket component, its closing level on the pricing date, as determined by the calculation agent.
Final basket component level:	For each basket component, its closing level on the valuation date, as determined by the calculation agent.
Multiplier:	For each basket component, as set forth in the table above.
Leverage factor:	3.0
Maximum gain:	13.50%
CUSIP/ISIN:	90278R676 / US90278R6760
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Capped PLUS:	100%	1.75%(a) + 0.50%(b) 2.25%	97.75%
Total:	$5,454,400.00	$122,724.00	$5,331,676.00
(1)

UBS Securities LLC has agreed to purchase from UBS AG the Capped PLUS at the price to public less a fee of $0.225 per $10.00 stated principal amount of Capped PLUS. UBS Securities LLC has agreed to resell all of the Capped PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $0.175 per $10.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the Capped PLUS as of the pricing date is $9.725. The estimated initial value of the Capped PLUS was determined as of the close of the relevant markets on the date of this document by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Capped PLUS, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” on pages 16 and 17 herein.

Notice to investors: the Capped PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Capped PLUS at maturity, and the Capped PLUS have the same downside market risk as that of a hypothetical investment in the basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Capped PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the Capped PLUS. You should carefully consider the risks described under “Risk Factors” beginning on page 15 herein and under “Risk Factors” beginning on page PS-9 of the product supplement before purchasing any Capped PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Capped PLUS. You may lose some or all of your initial investment in the Capped PLUS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Capped PLUS or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Capped PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated November 6, 2020	Index supplement dated October 31, 2018	Prospectus dated October 31, 2018

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

Additional Information about UBS and the Capped PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement for various securities we may offer, including the Capped PLUS) with the Securities and Exchange Commission, (the “SEC”), for the offering to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Product supplement dated November 6, 2020:
http://www.sec.gov/Archives/edgar/data/1114446/000091412120004030/ub53472836-424b2.htm

Index supplement dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000091412118002083/ub46174419-424b2.htm

Prospectus dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Capped PLUS” refers to the Capped Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated October 31, 2018, references to the “accompanying index supplement” mean the UBS index supplement, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated November 6, 2020.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Capped PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Capped PLUS prior to their issuance. In the event of any changes to the terms of the Capped PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and finally, the accompanying prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

December 2020	Page 2

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

Investment Overview

Capped Performance Leveraged Upside Securities

The Capped PLUS Based on the Value of an unequally weighted basket consisting of an index and five Exchange-Traded Funds due February 3, 2022 can be used:

▪	As an alternative to direct exposure to the basket that enhances the return for a certain range of positive performance of the basket; however, by investing in the Capped PLUS, you will not be entitled to receive any dividends paid with respect to underlying funds or the stocks comprising the basket components (the “underlying equity constituents”), or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the basket beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.
▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
▪	To achieve similar levels of upside exposure to the basket as that of a hypothetical direct investment in the basket or the basket components while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 13 months
Leverage factor:	3.0
Maximum payment at maturity:	$11.35 per Capped PLUS, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain:	13.50%
Interest:	None
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the Capped PLUS.
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

Investors can use the Capped PLUS to leverage returns by a factor of 3.0, up to the maximum gain. At maturity, investors will receive an amount in cash based upon the basket return. Investors may lose all of their initial investment in the Capped PLUS.

Investors will not be entitled to receive any dividends paid with respect to the underlying funds or the underlying equity constituents and the Capped PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Leveraged Performance	The Capped PLUS offer investors an opportunity to capture enhanced returns relative to a hypothetical direct investment in the basket or the basket components, within a certain range of positive performance.

Upside Scenario	The basket return is positive and, at maturity, the Capped PLUS redeem for the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario	If the basket return is zero, at maturity the Capped PLUS redeem for the stated principal amount.

Downside Scenario	If the basket return is negative, at maturity you will receive less than the stated principal amount, if anything, resulting in a percentage loss of your initial investment equal to the basket return. For example, if the basket return is -35%, each Capped PLUS will redeem for $6.50, or 65% of the stated principal amount. There is no minimum payment on the Capped PLUS and you could lose all of your initial investment.

December 2020	Page 3

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

Investor Suitability

The Capped PLUS may be suitable for you if:

■	You fully understand the risks of an investment in the Capped PLUS, including the risk of loss of all of your initial investment.
■	You can tolerate a loss of some or all of your investment and are willing to make an investment that has the same downside market risk as that of a hypothetical investment in the basket or the basket components.
■	You believe that the final basket level will be greater than the initial basket level and, if the final basket level is less than the initial basket level, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be zero.
■	You believe that the level of the basket will appreciate over the term of the Capped PLUS, and that the percentage of appreciation, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the Capped PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the basket.
■	You understand and accept that your potential return on the Capped PLUS is limited to the maximum gain and you are willing to invest in the Capped PLUS based on the maximum payment at maturity indicated on the cover hereof.
■	You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying funds and the underlying equity constituents.
■	You are willing and able to hold the Capped PLUS to maturity, a term of approximately 13 months, and accept that there may be little or no secondary market for the Capped PLUS.
■	You understand and are willing to accept the risks associated with the basket and basket components.
■	You are willing to assume the credit risk of UBS for all payments under the Capped PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the Capped PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Capped PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Capped PLUS may not be suitable for you if:

■	You do not fully understand the risks of an investment in the Capped PLUS, including the risk of loss of all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that has the same downside market risk as that of a hypothetical investment in the basket or in the basket components.
■	You believe that the final basket level will be less than the initial basket level, or you believe that the basket return will be positive and, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum gain indicated on the cover hereof..
■	You seek an investment that has an unlimited return potential or you are unwilling to invest in the Capped PLUS based on the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the Capped PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the basket.
■	You seek current income from your investment or prefer to receive the dividends paid on the underlying funds or the underlying equity constituents.
■	You are unable or unwilling to hold the Capped PLUS to maturity, a term of approximately 13 months, or seek an investment for which there will be an active secondary market.
■	You do not understand or are not willing to accept the risks associated with the basket or the basket components.
■	You are not willing to assume the credit risk of UBS for all payments under the Capped PLUS, including any repayment of principal.

December 2020	Page 4

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

Fact Sheet

The Capped PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as amended, supplemented or modified by this document. At maturity, an investor will receive for each Capped PLUS that the investor holds an amount in cash, if anything, that may be greater than, equal to or less than the stated principal amount based upon the basket return and whether the final basket level is greater than, equal to or less than the initial basket level. The Capped PLUS do not guarantee any return of principal at maturity and investors may lose all of their initial investment in the Capped PLUS. All payments on the Capped PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the Capped PLUS and, in extreme situations, you could lose all of your initial investment.

Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
December 29, 2020	January 4, 2021	January 31, 2022	February 3, 2022

Key Terms
Issuer:	UBS AG London Branch
Aggregate principal amount:	$5,454,400
Stated principal amount:	$10 per Capped PLUS
Issue price:	$10 per Capped PLUS, offered at a minimum investment of 100 Capped PLUS (representing a $1,000 investment)
Denominations:	$10 per Capped PLUS and integral multiples thereof
Interest:	None
Basket:	Basket Component	Bloomberg Ticker	Basket Weighting	Initial Basket Component Level	Multiplier
	EURO STOXX 50® Index	SX5E	20%	3,581.37	0.005584455
	The Financial Select Sector SPDR® Fund	XLF UP	20%	$28.99	0.689893067
	The Industrial Select Sector SPDR® Fund	XLI UP	20%	$87.58	0.228362640
	The Health Care Select Sector SPDR® Fund	XLV UP	20%	$112.28	0.178126113
	WisdomTree Japan Hedged Equity Fund	DXJ UP	10%	$54.35	0.183992640
	iShares® China Large-Cap ETF	FXI UP	10%	$45.50	0.219780220
Payment at maturity:

▪     If the basket return is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

In no event will the payment at maturity exceed the maximum payment at maturity.

▪ If the basket return is zero: The Stated Principal Amount of $10

▪ If the basket return is negative:
$10 + ($10 × Basket Return)
Accordingly, if the basket return is negative, you will lose a percentage of your stated principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Basket return:

The quotient, expressed as a percentage, of (i) the final basket level minus the initial basket level, divided by (ii) the initial basket level. Expressed as a formula:

Final Basket Level - Initial Basket Level
Initial Basket Level

Leveraged upside payment:	$10 × Leverage Factor x Basket Return
Maximum payment at maturity:	$11.35 per Capped PLUS, which is equal to $10 + ($10 × Maximum Gain)
Initial basket level:	100, which is equal to the sum of the products of (i) the initial basket component level of each basket component and (ii) the multiplier for such basket component.
Final basket level:	The sum of the products of (i) the final basket component level for each basket component and (ii) the multiplier for such basket component.
Initial basket component level:	For each basket component, its closing level on the pricing date, as determined by the calculation agent.
Final basket component level:	For each basket component, its closing level on the valuation date, as determined by the calculation agent.
Multiplier:	For each basket component, as set forth in the table above.
Leverage factor:	3.0
Maximum gain:	13.50%

December 2020	Page 5

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
General Information
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP / ISIN:	90278R676 / US90278R6760
Tax considerations:	The U.S. federal income tax consequences of your investment in the Capped PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Capped PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Capped PLUS, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Capped PLUS, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Capped PLUS as prepaid derivative contracts with respect to the basket. If your Capped PLUS are so treated, you should generally recognize gain or loss upon the taxable disposition of your Capped PLUS. Subject to the discussion below regarding Section 1260 of the Code, such gain or loss should generally be long-term capital gain or loss if you hold your Capped PLUS for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less) in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Capped PLUS.
Section 1260. Because the Capped PLUS are linked to the shares of ETFs, there is a risk that an investment in the Capped PLUS could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “passthru entities” (including regulated investment companies such as ETFs, real estate investment trusts and passive foreign investment companies). Under the “constructive ownership” rules, if an investment in the Capped PLUS is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement) in respect of the Capped PLUS would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the Capped PLUS (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of taxable disposition of the Capped PLUS).
It is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of the Capped PLUS would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed

December 2020	Page 6

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
in respect of the Capped PLUS. Under Section 1260 of the Code, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “passthru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying funds, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying funds directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Capped PLUS. However, it is also possible that all or a portion of your gain with respect to the Capped PLUS could be treated as “Excess Gain” because the underlying funds are ETFs, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Capped PLUS the holder had invested, pro rata, the principal amount of the Capped PLUS in shares of the underlying funds and sold those shares for their fair market value on the date the Capped PLUS are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the Capped PLUS could be “Excess Gain” if you purchase the Capped PLUS for an amount that is less than the principal amount of the Capped PLUS or if the return on the Capped PLUS is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying funds. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the taxable disposition of the Capped PLUS after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. Because the application of the constructive ownership rules to the Capped PLUS is unclear, you are urged to consult your tax advisor regarding the potential application of the “constructive ownership” rules to an investment in the Capped PLUS.
Section 1297. We will not attempt to ascertain whether the issuer of any underlying equity constituent (an “underlying constituent issuer”) would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder, upon the taxable disposition of a Note. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by any such entity and consult their tax advisors regarding the possible consequences to them in the event that any such entity is or becomes a PFIC.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Capped PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Capped PLUS, it is possible that your Capped PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction”), such that the timing and character of your income from the Capped PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Capped PLUS. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Capped PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Capped PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss

December 2020	Page 7

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code, discussed above, should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Capped PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Capped PLUS.
Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Capped PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Capped PLUS if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Capped PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the issuer of any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Capped PLUS should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the Capped PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Capped PLUS upon a taxable disposition of the Capped PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent issuer as a USRPHC and the Capped PLUS as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend

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$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the Capped PLUS are not “delta-one” with respect to the basket or any basket component, our special U.S. tax counsel is of the opinion that the Capped PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the Capped PLUS are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your Capped PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the basket, any basket component or your Capped PLUS, and following such occurrence your Capped PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Capped PLUS under these rules if you enter, or have entered, into certain other transactions in respect of the basket, any basket component or the Capped PLUS. If you enter, or have entered, into other transactions in respect of the basket, any basket component or the Capped PLUS, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Capped PLUS in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Capped PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Capped PLUS.
Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the Capped PLUS is unclear, it is possible that any payment with respect to the Capped PLUS could be subject to the FATCA rules. If withholding applies to the Capped PLUS, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the Capped PLUS.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Capped PLUS purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Capped PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to

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$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Capped PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Capped PLUS.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Capped PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying constituent issuers).
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the Capped PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Capped PLUS as described below.

In connection with the sale of the Capped PLUS, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the basket, any basket component or underlying constituent, or purchases and sales of Capped PLUS, in each case before, on and/or after the pricing date of the Capped PLUS. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the Capped PLUS from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the Capped PLUS from time to time and payment on the Capped PLUS at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the Capped PLUS specified on the front cover of this document at the price to public less a fee of $0.225 per $10.00 stated principal amount of Capped PLUS. UBS Securities LLC has agreed to resell all of the Capped PLUS to Morgan Stanley Wealth Management with an underwriting discount of $0.225 reflecting a fixed sales commission of $0.175 and fixed structuring fee of $0.05 per $10.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus in a market-making transaction for any Capped PLUS after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Capped PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not

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Principal at Risk Securities

permitted to sell Capped PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the Capped PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Capped PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Capped PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Capped PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Capped PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Capped PLUS, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.
Prohibition of sales to EEA & UK retail investors:	The Capped PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Capped PLUS or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the Capped PLUS or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.
Validity of the Capped PLUS:	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Capped PLUS offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Capped PLUS will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated October 28, 2020 filed on that date with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K and incorporated by reference into the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Capped PLUS, authentication of the Capped PLUS and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

This document represents a summary of the terms and conditions of the Capped PLUS. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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Principal at Risk Securities

How the Capped PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Capped PLUS are specified in this pricing supplement):

Investors will not be entitled to receive any dividends paid with respect to the underlying funds or the underlying equity constituents or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Stated principal amount:	$10 per Capped PLUS
Leverage factor:	3.0
Initial Basket Level:	100
Maximum Payment at Maturity:	$11.35 per Capped PLUS
Maximum Gain:	13.50%
Minimum Payment at Maturity:	None

EXAMPLE 1: The basket appreciates over the term of the Capped PLUS, and investors receive the stated principal amount plus the leveraged upside payment.

Final Basket Level	103
Basket Return	(103 – 100) / 100 = 3.00%
Payment at Maturity	= lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $10 + ($10 × Leverage Factor × Basket Return) and (b) $10 + ($10 × Maximum Gain)
= lesser of (a) $10 + ($10 × 3.0 x 3.00%) and (b) $10 + ($10 × 13.50%)
= lesser of (a) $10.90 and (b) $11.35 = $10.90 (Payment at Maturity)
In Example 1, the final basket level is greater than the initial basket level and the basket return is 3.00%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 3.0 times the basket return, resulting in a payment at maturity of $10.90 per Capped PLUS (a total return of 9.00%).

EXAMPLE 2: The basket appreciates over the term of the Capped PLUS, and investors receive the maximum payment at maturity.

Final Basket Level	110
Basket Return	(110 – 100) / 100 = 10.00%
Payment at Maturity	= lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $10 + ($10 × Leverage Factor × Basket Return) and (b) $10 + ($10 × Maximum Gain)
= lesser of (a) $10 + ($10 × 3.0 × 10.00%) and (b) $10 + ($10 × 13.50%)
= lesser of (a) $13.00 and (b) $11.35 = $11.35 (Payment at Maturity)
In Example 2, the final basket level is greater than its initial basket level and the basket return is 10.00%. Because the basket return, when multiplied by the leverage factor of 3.0 is greater than the maximum gain, investors receive the maximum payment at maturity, resulting in a payment at maturity of $11.35 (a total return of 13.50%).

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Principal at Risk Securities

EXAMPLE 3: The basket declines over the term of the Capped PLUS, and investors receive less than the stated principal amount at maturity.

Final Basket Level	80
Basket Return	(80 – 100) / 100 = -20.00%
Payment at Maturity	=$10 + ($10 × Basket Return)
=$10 + ($10 × -20.00%)
= $10 + (-$2)
=$8 (Payment at Maturity)
In Example 3, the final basket level is less than the initial basket level and the basket return is -20.00%. Because the final basket level is less than its initial basket level, investors are exposed to the decline in the level of the basket from its initial basket level, resulting in a payment at maturity of $8 per Capped PLUS (a loss of 20.00%).

How it works

▪	Upside Scenario. If the basket return is positive, investors will receive the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity. Under the hypothetical terms of the Capped PLUS, an investor will realize the maximum payment at maturity at a final basket level of 104.50% of the initial basket level.
▪	If the basket return is 3.00%, investors will receive a 9.00% return, or $10.90 per Capped PLUS.
▪	If the basket return is 4.50%, investors will receive only the maximum payment at maturity of $11.35 per Capped PLUS.
▪	If the basket return is 30.00%, investors will receive only the maximum payment at maturity of $11.35 per Capped PLUS.
▪	Par Scenario. If the basket return is zero, investors will receive an amount equal to the $10 stated principal amount.
▪	If the basket return is 0.00%, investors will receive an amount equal to the $10 stated principal amount.
▪	Downside Scenario. If the basket return is negative, investors will receive an amount that is less than the $10 stated principal amount, if anything, resulting in a percentage loss of their initial investment that is equal to the basket return.
▪	If the basket return is -35.00%, investors would lose 35.00% of the stated principal amount and receive only $6.50 per Capped PLUS at maturity, or 65.00% of the stated principal amount. There is no minimum payment at maturity on the Capped PLUS and investors may lose all of their initial investment.

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Principal at Risk Securities

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Capped PLUS that they hold an amount in cash based upon the basket return of the basket on the valuation date, as determined as follows:

If the basket return is positive:

The lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity.

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the basket return is zero:

The Stated Principal Amount of $10

If the basket return is negative:

$10 + ($10 x Basket Return)

Accordingly, if the basket return is negative, you will lose a percentage of your stated principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

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Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Capped PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Capped PLUS.

Risks Relating to Return Characteristics

▪	The Capped PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the Capped PLUS may result in a loss. The terms of the Capped PLUS differ from those of ordinary debt securities in that the Capped PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the basket return is negative, you will lose a percentage of your stated principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the Capped PLUS, and, accordingly, you could lose some, or in extreme situations, all of your initial investment.
▪	Your potential return on the Capped PLUS is limited to the maximum gain. The return potential of the Capped PLUS is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the Capped PLUS may be less than that of a hypothetical direct investment in the basket, the basket components or the underlying equity constituents and other assets comprising the underlying funds (together with the underlying equity constituents, the “underlying constituents”).
▪	The leverage factor applies only if you hold the Capped PLUS to maturity. You should be willing to hold the Capped PLUS to maturity. If you are able to sell the Capped PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the then-current basket return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor, subject to the potential maximum gain from UBS, only if you hold the Capped PLUS to maturity.
■	The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the Capped PLUS to maturity. If you are able to sell the Capped PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the basket at that time is equal to or greater than the initial basket level.
■	Correlation (or lack of correlation) among the basket components may adversely affect your return on the Capped PLUS. “Correlation” is a measure of the degree to which the returns of a group of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket components may not correlate with each other. At a time when the level of a particular basket component increases, the level of another basket component may not increase as much, or may even decline in value. Therefore, in calculating the basket return on the valuation date, an increase in the level of one basket component may be moderated, or wholly offset, by a lesser increase or by a decline in the level of another basket component. Further, high correlation of movements in the values of the basket components could adversely affect your return on the Capped PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components could also adversely affect the market value of, and your return on, the Capped PLUS.
■	Owning the Capped PLUS is not the same as owning the underlying funds and the underlying equity constituents. The return on the Capped PLUS may not reflect the return you would realize if you actually owned the underlying funds and the underlying equity constituents. For example, your return on the Capped PLUS is limited to the maximum gain, while the potential return on a direct investment in the underlying funds and the underlying equity constituents would be unlimited. Furthermore, you will not receive or be entitled to receive any dividends paid with respect to the underlying funds or the underlying equity constituents or other distributions during the term of the Capped PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the Capped PLUS. In addition, as an owner of the Capped PLUS, you will not have voting rights or any other rights that a holder of the underlying equity constituents would have.

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Principal at Risk Securities

Risks Relating to Characteristics of the Basket Components

▪	Market risk. The return on the Capped PLUS, which may be positive or negative, is directly linked to the performance of the basket (and, therefore, the basket components) and indirectly linked to the performance of the underlying constituents. The level of the basket can rise or fall sharply due to factors specific to the basket, the basket components or the underlying constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying equity constituents and, therefore, the basket components and the basket.
▪	The basket is unequally weighted and the lower performance of one basket component may offset or mitigate an increase in the other basket components — Declines in the level of one basket component may offset increases in the levels of the other basket components. Due to the unequal weighting of each basket asset, the performances of the more heavily weighted basket components will have a larger impact on your return on the Capped PLUS than the performance of the lesser weighted basket components and increases in the lower weighted basket components may be offset by even small decreases in the more heavily weighted basket components. As a result, the return on the basket, and thus on the Capped PLUS, may be adversely affected despite the positive performance of one or more basket components.
▪	There can be no assurance that the investment view implicit in the Capped PLUS will be successful. It is impossible to predict whether and the extent to which the level of the basket will rise or fall and there can be no assurance that the basket return will be positive. The final basket level (and therefore the basket return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket components and underlying constituent issuers. You should be willing to accept the risks associated with the relevant markets tracked by each basket component in general and each underlying constituent in particular, and the risk of losing some or all of your initial investment.
▪	The underlying index reflects price return, not total return. The return on the Capped PLUS is based on the performance of the basket, and therefore the underlying index, which reflects the changes in the market prices of its underlying constituents. The underlying index is not, however, a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on its underlying constituents. Accordingly, the return on the Capped PLUS will not include such a total return feature or dividend component.
▪	The value of an underlying fund may not completely track the value of its underlying equity constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of its underlying equity constituents, the value of each underlying fund may not completely track the value of its underlying equity constituents. The value of an underlying fund will reflect transaction costs and fees that its underlying equity constituents do not have. In addition, although an underlying fund may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying fund or that there will be liquidity in the trading market.
▪	Fluctuation of NAV. The net asset value (the “NAV”) of an underlying fund may fluctuate with changes in the market value of the underlying equity constituents. The market value of an underlying fund may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying equity constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of such underlying fund and may adversely affect its liquidity and prices, perhaps significantly. For any of these reasons, the market value of the underlying funds may differ from their NAV per share and may trade at, above or below their NAV per share.
▪	Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a particular index (it’s “target index”), various factors, including fees and other transaction costs, will prevent the underlying funds from correlating exactly with changes in the level of their respective target indexes. Accordingly, the performance of the underlying funds will not be equal to the performance of their respective target indexes during the term of the Capped PLUS.

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Principal at Risk Securities
▪	The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying funds, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of their respective target indexes by investing in underlying equity constituents that generally replicate the applicable target index. Therefore, unless a specific stock is removed from a target index, the related underlying fund generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying funds are subject to the risk that the investment strategy of their respective investment advisers may not produce the intended results.
▪	The Capped PLUS are subject to Non-U.S. securities market risk. The Capped PLUS are subject to risks associated with non-U.S. securities markets. An investment in notes linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
▪	The Capped PLUS are subject to emerging markets risk. The Capped PLUS are subject to risks associated with emerging market companies and emerging market securities that are traded on various emerging market exchanges. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Capped PLUS are susceptible.
▪	The Capped PLUS are subject to exchange rate risk. The Capped PLUS are subject to exchange rate risk since the underlying constituents of the underlying index are traded in euros, but the Capped PLUS are denominated in U.S. dollars, and the calculation of final basket component level will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the level of the underlying index and, therefore, the market value of, and return on, your Capped PLUS. Furthermore, certain of the underlying funds are traded in various non-U.S. currencies which are then converted into U.S. dollars by the investment advisor(s) for such underlying funds. Changes in exchange rates could adversely affect the level of such underlying funds and, therefore, the market value of, and return on, your Capped PLUS.

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Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
▪	The Capped PLUS are subject to risks associated with the financial sector, The Financial Select Sector SPDR® Fund (the “XLF Fund”) seeks to track the performance of the Financial Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the financial sector of the S&P 500® Index. The XLF Fund may be subject to increased price volatility as its holdings are concentrated in a single industry and may be more susceptible to economic, market, political or regulatory occurrences affecting that industry. Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). Declining real estate values could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.
▪	The Capped PLUS are subject to risks associated with the industrial sector — The Industrial Select Sector SPDR® Fund (the “XLI Fund”) seeks to track the performance of the Industrial Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the industrial sector of the S&P 500® Index. The XLI Fund has assets concentrated in the industrial sector, which means the XLI Fund will be more affected by the performance of the industrial sector than a fund that was more diversified. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and non-U.S. government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation securities, a component of the industrial sector, are cyclical and have occasional sharp price movements which may result from changes in the economy, fuel prices, labor agreements and insurance costs.
▪	The Capped PLUS are subject to risks associated with the health care sector. The Health Care Select Sector SPDR® Fund (the “XLV Fund”) seeks to track the performance of the Health Care Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the health care sector of the S&P 500® Index. The XLV Fund invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

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Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
▪	Changes that affect the basket components will affect the market value of your Capped PLUS. The policies of the index sponsor of a target index of an underlying fund or the underlying index, each as specified under “Information About the Basket and the Basket Components” (the “index sponsors”), concerning additions, deletions and substitutions of underlying equity constituents and the manner in which such index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the basket. The policies of an index sponsor with respect to the calculation of the underlying index or target index, as applicable, could also adversely affect the levels of the basket. The index sponsors may discontinue or suspend calculation or dissemination of the underlying index or target index, as applicable. Any such actions could have an adverse effect on the market value of, and any amount payable on, the Capped PLUS.
▪	UBS cannot control actions by any index sponsor or investment adviser and no such entity has any obligation to consider your interests. UBS and its affiliates are not affiliated with any index sponsor or any investment adviser and neither we nor our affiliates has any ability to control or predict any such entity’s actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of a basket component. No index sponsor or investment adviser is involved in the Capped PLUS offering in any way and has no obligation to consider your interest as an owner of the Capped PLUS in taking any actions that might affect the market value of, and return on, your Capped PLUS.

Estimated Value Considerations

▪	The issue price you pay for the Capped PLUS exceeds their estimated initial value. The issue price you pay for the Capped PLUS exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and a fee paid to an unaffiliated broker-dealer providing an electronic platform for this offering. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the Capped PLUS by reference to our internal pricing models and the estimated initial value of the Capped PLUS is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Capped PLUS incorporate certain variables, including the level of the basket components, the volatility of the basket assets and the underlying equity constituents, any expected dividends paid on the underlying funds or the underlying equity constituents, the correlation among the basket components, prevailing interest rates, the term of the Capped PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the Capped PLUS to you. Due to these factors, the estimated initial value of the Capped PLUS as of the pricing date is less than the issue price you pay for the Capped PLUS.
▪	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Capped PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Capped PLUS at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Basket Components — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Capped PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Capped PLUS determined by reference to our internal pricing models. The estimated initial value of the Capped PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Capped PLUS in any secondary market at any time.
▪	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Capped PLUS as of the pricing date. We may determine the economic terms of the Capped PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Capped PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the Capped PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Capped PLUS.

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Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

Risks Relating to Liquidity and Secondary Market Price Considerations

▪	There may be little or no secondary market for the Capped PLUS. The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Capped PLUS and may stop making a market at any time. If you are able to sell your Capped PLUS prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Capped PLUS will develop. The estimated initial value of the Capped PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Capped PLUS in any secondary market at any time.
▪	The price at which UBS Securities LLC and its affiliates may offer to buy the Capped PLUS in the secondary market (if any) may be greater than UBS’ valuation of the Capped PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Capped PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such Capped PLUS at a price that exceeds (i) our valuation of the Capped PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Capped PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Capped PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Capped PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Capped PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
▪	Price of Capped PLUS prior to maturity. The market price of the Capped PLUS will be influenced by many unpredictable and interrelated factors, including the level of the basket components, the volatility of the basket assets and the underlying equity constituents, any expected dividends paid on the underlying funds or the underlying equity constituents, the correlation among the basket components, the time remaining to the maturity of the Capped PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Capped PLUS.
▪	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Capped PLUS in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

▪	Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in the basket components, underlying constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the basket, basket components or underlying constituents may adversely affect the level of the basket, the performance and, therefore, the market value of, and return on, the Capped PLUS.

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Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
▪	Potential conflict of interest. UBS and its affiliates may engage in business with the investment advisers and underlying constituent issuers or trading activities related to the underlying funds and any underlying equity constituents, which may present a conflict between the interests of UBS and you, as a holder of the Capped PLUS. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing level of the basket. The calculation agent can postpone the determination of the initial basket level or final basket level or the initial basket component level or final basket component level of a basket component (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively. As UBS determines the economic terms of the Capped PLUS, including the maximum gain and leverage factor, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the Capped PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the Capped PLUS, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the Capped PLUS. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the Capped PLUS and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the Capped PLUS to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the Capped PLUS to you.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Capped PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Capped PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Capped PLUS and the basket.
▪	The antidilution protection of the underlying funds is limited and may be discretionary. The calculation agent may make adjustments to the initial basket component level and final basket component level of any underlying fund and/or any other term of the Capped PLUS, for certain corporate events affecting a underlying fund. However, the calculation agent will not make an adjustment in response to all events that could affect a underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Capped PLUS may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the Capped PLUS in making these determinations.

Risks Relating to General Credit Characteristics

▪	Credit risk of UBS. The Capped PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Capped PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Capped PLUS and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Capped PLUS, you could lose all of your initial investment.
▪	The Capped PLUS are not bank deposits. An investment in the Capped PLUS carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Capped PLUS have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

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Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Capped PLUS and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of the Capped PLUS) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Capped PLUS, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Capped PLUS. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Capped PLUS) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Capped PLUS will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Capped PLUS. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Capped PLUS, the price or value of their investment in the Capped PLUS and/or the ability of UBS to satisfy its obligations under the Capped PLUS and could lead to holders losing some or all of their investment in the Capped PLUS. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of the Capped PLUS or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the Capped PLUS are uncertain. You should read carefully the section entitled “Tax Considerations” herein and the section entitled “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

December 2020	Page 22

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

Information About the Basket and the Basket Components

All disclosures contained in this document regarding the basket are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket or any basket component. You should make your own investigation into the basket.

Included on the following pages is a brief description of the basket and each basket component. This information has been obtained from publicly available sources. Set forth below for each basket component is a table that provides the quarterly closing high and quarterly closing low for such basket component. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® Service (“Bloomberg”) without independent verification. You should not take the historical prices of a basket component as an indication of future performance.

The Basket

Because the basket is a newly created basket and its level began to be calculated only on the pricing date, there is no actual historical information about the historical basket performance as of the date of this document. Therefore, the hypothetical historical basket performance below was calculated based on publicly available information for each basket component as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical historical basket performance has fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in hypothetical historical basket performance during any period shown below is not an indication that the basket is more or less likely to increase or decrease at any time during the term of the Capped PLUS.

The graph below illustrates the hypothetical performance of the basket from January 1, 2015 through December 29, 2020, based on the daily closing levels of the basket components. Past hypothetical performance of the basket is not indicative of the future performance of the basket.

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Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

EURO STOXX 50® Index

We have derived all information contained herein regarding the EURO STOXX 50® Index (“SX5E”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. The information included below supplements the description of the SX5E found in the accompanying index supplement.

STOXX Limited has no obligation to continue to publish the SX5E, and may discontinue publication of the SX5E at any time. The SX5E is determined, comprised and calculated by STOXX Limited without regard to the notes.

As discussed more fully in the accompanying index supplement under the heading “Underlying Indices and Underlying Index Publishers — Non-U.S. Indices — EURO STOXX 50® Index”, the SX5E covers 50 stocks of market sector leaders mainly from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The SX5E captures a selection of the largest stocks among the 19 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The SX5E universe is defined as all components of the 19 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the SX5E’s total free-float market capitalization. Additional information regarding the SX5E may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the index sponsor’s website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, the accompanying product supplement, accompanying index supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the SX5E.

Information as of market close on December 29, 2020:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on February 19, 2020):	3,865.18
Current Closing Level:	3,581.37	52 Week Low (on March 18, 2020):	2,385.82
52 Weeks Ago (on December 27, 2019):	3,782.27

December 2020	Page 24

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

EURO STOXX 50® Index Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for each quarter in the period from January 1, 2016 through December 29, 2020. The closing level of the basket component on December 29, 2020 was 3,581.37. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2010 through December 29, 2020. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the basket component should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the basket component on the valuation date.

EURO STOXX 50® Index	High	Low	Period End
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter (through December 29, 2020)	3,581.37	2,958.21	3,581.37

December 2020	Page 25

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

December 2020	Page 26

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

The Financial Select Sector SPDR® Fund

We have derived all information contained herein regarding The Financial Select Sector SPDR® Fund (the “XLF Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLF Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLF Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLF Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index (the “target index”). The target index seeks to measure the performance of the financial segment of the U.S. equity market and includes companies that have been identified as financial companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the XLF Fund’s website.

In seeking to track the performance of the target index, the XLF Fund employs a replication strategy, which means that the XLF Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLF Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLF Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLF Fund are listed on the NYSE Arca under ticker symbol “XLF”.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLF Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLF Fund or the target index.

Information as of market close on December 29, 2020:

Bloomberg Ticker Symbol:	XLF UP	52 Week High (on February 14, 2020):	$31.17
Current Closing Level:	$28.99	52 Week Low (on March 23, 2020):	$17.66
52 Weeks Ago (on December 27, 2019):	$30.77

December 2020	Page 27

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

The Financial Select Sector SPDR® Fund Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for each quarter in the period from January 1, 2016 through December 29, 2020. The closing level of the basket component on December 29, 2020 was $28.99. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2010 through December 29, 2020. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the basket component should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the basket component on the valuation date.

The Financial Select Sector SPDR® Fund	High	Low	Period End
2016
First Quarter	$19.05	$15.99	$18.28
Second Quarter	$19.36	$17.42	$18.54
Third Quarter	$19.95	$18.17	$19.30
Fourth Quarter	$23.75	$19.21	$23.25
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter	$28.22	$26.05	$27.91
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter	$28.98	$26.48	$27.58
Fourth Quarter	$28.19	$22.31	$23.82
2019
First Quarter	$26.90	$23.48	$25.71
Second Quarter	$28.07	$26.01	$27.60
Third Quarter	$28.69	$25.98	$28.00
Fourth Quarter	$30.94	$26.78	$30.78
2016
First Quarter	$31.17	$17.66	$20.82
Second Quarter	$26.74	$19.55	$23.14
Third Quarter	$25.49	$22.68	$24.07
Fourth Quarter (through December 29, 2020)	$29.09	$23.61	$28.99

December 2020	Page 28

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

December 2020	Page 29

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

The Industrial Select Sector SPDR® Fund

We have derived all information contained herein regarding The Industrial Select Sector SPDR® Fund (the “XLI Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLI Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLI Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLI Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Industrial Select Sector Index (the “target index”). The target index seeks to measure the performance of the industrial segment of the U.S. equity market and includes companies that have been identified as industrial companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: aerospace and defense; industrial conglomerates; marine; transportation infrastructure; machinery; road and rail; air freight and logistics; commercial services and supplies; professional services; electrical equipment; construction and engineering; trading companies and distributors; airlines; and building products. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the XLI Fund’s website.

In seeking to track the performance of the target index, the XLI Fund employs a replication strategy, which means that the XLI Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLI Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLI Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLI Fund are listed on the NYSE Arca under ticker symbol “XLI”.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLI Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLI Fund or the target index.

Information as of market close on December 29, 2020:

Bloomberg Ticker Symbol:	XLI UP	52 Week High (on November 24, 2020):	$89.65
Current Closing Level:	$87.58	52 Week Low (on March 23, 2020):	$48.77
52 Weeks Ago (on December 27, 2019):	$81.90

December 2020	Page 30

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

The Industrial Select Sector SPDR® Fund Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for each quarter in the period from January 1, 2016 through December 29, 2020. The closing level of the basket component on December 29, 2020 was $87.58. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2010 through December 29, 2020. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the basket component should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the basket component on the valuation date.

The Industrial Select Sector SPDR® Fund	High	Low	Period End
2016
First Quarter	$55.82	$48.02	$55.47
Second Quarter	$57.16	$53.10	$55.96
Third Quarter	$59.08	$55.67	$58.38
Fourth Quarter	$64.05	$56.42	$62.22
2017
First Quarter	$66.97	$62.59	$65.06
Second Quarter	$69.10	$64.02	$68.11
Third Quarter	$71.00	$67.15	$71.00
Fourth Quarter	$75.81	$70.23	$75.67
2018
First Quarter	$80.66	$72.74	$74.29
Second Quarter	$76.59	$71.26	$71.63
Third Quarter	$80.00	$71.56	$78.40
Fourth Quarter	$79.60	$60.34	$64.41
2019
First Quarter	$76.60	$62.77	$75.03
Second Quarter	$78.75	$72.05	$77.42
Third Quarter	$79.35	$72.89	$77.63
Fourth Quarter	$82.50	$74.07	$81.47
2020
First Quarter	$85.23	$48.77	$59.01
Second Quarter	$76.29	$56.34	$68.70
Third Quarter	$79.90	$67.14	$76.98
Fourth Quarter (through December 29, 2020)	$89.65	$74.87	$87.58

December 2020	Page 31

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

December 2020	Page 32

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

The Health Care Select Sector SPDR® Fund

We have derived all information contained herein regarding The Health Care Select Sector SPDR® Fund (the “XLV Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLV Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLV Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLV Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Health Care Select Sector Index (the “target index”). The target index seeks to measure the performance of the health care segment of the U.S. equity market and includes companies that have been identified as health care companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the XLV Fund’s website.

In seeking to track the performance of the target index, the XLV Fund employs a replication strategy, which means that the XLV Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLV Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLV Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLV Fund are listed on the NYSE Arca under ticker symbol “XLV”.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLV Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLV Fund or the target index.

Information as of market close on December 29, 2020:

Bloomberg Ticker Symbol:	XLV UP	52 Week High (on December 18, 2020):	$113.00
Current Closing Level:	$112.28	52 Week Low (on March 23, 2020):	$74.62
52 Weeks Ago (on December 27, 2019):	$102.94

December 2020	Page 33

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

The Health Care Select Sector SPDR® Fund Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for each quarter in the period from January 1, 2016 through December 29, 2020. The closing level of the basket component on December 29, 2020 was $112.28. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2010 through December 29, 2020. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the basket component should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the basket component on the valuation date.

The Health Care Select Sector SPDR® Fund	High	Low	Period End
2016
First Quarter	$71.07	$63.52	$67.78
Second Quarter	$72.65	$68.32	$71.72
Third Quarter	$75.61	$71.38	$72.11
Fourth Quarter	$72.20	$66.02	$68.94
2017
First Quarter	$76.59	$69.07	$74.36
Second Quarter	$80.59	$73.44	$79.24
Third Quarter	$83.36	$78.00	$81.73
Fourth Quarter	$83.98	$80.72	$82.68
2018
First Quarter	$91.54	$79.67	$81.40
Second Quarter	$85.61	$79.55	$83.46
Third Quarter	$95.15	$83.72	$95.15
Fourth Quarter	$95.87	$80.70	$86.51
2019
First Quarter	$92.95	$83.47	$91.75
Second Quarter	$93.73	$85.78	$92.64
Third Quarter	$94.40	$88.76	$90.13
Fourth Quarter	$103.11	$87.95	$101.86
2020
First Quarter	$104.73	$74.62	$88.58
Second Quarter	$103.92	$85.21	$100.07
Third Quarter	$109.44	$100.71	$105.48
Fourth Quarter (through December 29, 2020)	$113.00	$101.66	$112.28

December 2020	Page 34

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

December 2020	Page 35

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

WisdomTree Japan Hedged Equity Fund

We have derived all information contained herein regarding the WisdomTree Japan Hedged Equity Fund (the “DXJ Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the DXJ Fund’s investment adviser, WisdomTree Asset Management, Inc. (the “investment adviser”) and the index sponsor of the target index, as defined below.

The DXJ Fund is one of the separate investment portfolios that constitute the WidsomTree Trust (“WidsomTree”). The DXJ Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index (the “target index”). The target index seeks to provide exposure to Japanese equity markets while at the same time neutralizing exposure to fluctuations of the Japanese Yen relative to the U.S. dollar by “hedging” against fluctuations in the relative value of the Japanese Yen against the U.S. dollar. Notwithstanding this approach, the target index and the DXJ Fund may not eliminate exposure to all currency fluctuations, and the target index will have lower returns than an equivalent un-hedged investment when the U.S. dollar is falling in value relative to the Japanese Yen. The target index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan. The target index is calculated, maintained and published by, WisdomTree Investments, Inc. (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the DXJ Fund’s website.

The DXJ Fund employs a “passive management” – or indexing – investment approach designed to track the performance of the target index. The DXJ Fund generally uses a representative sampling strategy to achieve its investment objective, meaning it generally will invest in a sample of securities in the target index whose risk, return and other characteristics resemble the risk, return and other characteristics of the target index as a whole. Under normal circumstances, at least 95% of the DXJ Fund’s total assets (exclusive of collateral held from securities lending) will be invested in component securities of the target index and investments that have economic characteristics that are substantially identical to the economic characteristics of such component securities. The DXJ Fund may or may not hold all of the securities that are included in the target index. The DXJ Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.

Shares of the DXJ Fund are listed on the NYSE Arca under ticker symbol “DXJ”.

Information filed by WidsomTree with the SEC, including the prospectus for the DXJ Fund, can be found by reference to its SEC file numbers: 333-132380 and 811-21864 or its CIK Code: 0001350487.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the DXJ Fund or the target index.

Information as of market close on December 29, 2020:

Bloomberg Ticker Symbol:	DXJ UP	52 Week High (on January 17, 2020):	$54.80
Current Closing Level:	$54.35	52 Week Low (on March 16, 2020):	$36.21
52 Weeks Ago (on December 27, 2019):	$54.48

December 2020	Page 36

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

WisdomTree Japan Hedged Equity Fund Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for each quarter in the period from January 1, 2016 through December 29, 2020. The closing level of the basket component on December 29, 2020 was $54.35. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2010 through December 29, 2020. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the basket component should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the basket component on the valuation date.

WisdomTree Japan Hedged Equity Fund	High	Low	Period End
2016
First Quarter	$49.22	$39.08	$43.71
Second Quarter	$46.28	$37.74	$38.78
Third Quarter	$43.98	$37.55	$42.91
Fourth Quarter	$51.64	$42.79	$49.54
2017
First Quarter	$52.38	$49.18	$50.62
Second Quarter	$52.76	$47.99	$52.00
Third Quarter	$54.86	$50.85	$54.70
Fourth Quarter	$60.08	$54.88	$59.33
2018
First Quarter	$62.63	$52.91	$56.01
Second Quarter	$58.55	$53.59	$53.98
Third Quarter	$57.98	$52.92	$57.95
Fourth Quarter	$58.69	$44.87	$46.39
2019
First Quarter	$51.33	$45.44	$50.61
Second Quarter	$52.60	$46.87	$48.70
Third Quarter	$50.92	$45.17	$50.46
Fourth Quarter	$56.12	$49.12	$53.78
2020
First Quarter	$54.80	$36.21	$42.15
Second Quarter	$50.73	$39.85	$47.02
Third Quarter	$49.70	$44.78	$49.00
Fourth Quarter (through December 29, 2020)	$54.60	$47.75	$54.35

December 2020	Page 37

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

December 2020	Page 38

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

iShares® China Large-Cap ETF

We have derived all information contained herein regarding the iShares® China Large-Cap ETF (the “FXI Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the FXI Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The FXI Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The FXI Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE® China 50 Index (the “target index”). The target index seeks to measure the performance of the largest companies in the Chinese equity market that trade on the Stock Exchange of Hong Kong and are available to international investors, and consists of 50 of the largest and most liquid Chinese companies. Securities in the target index are weighted based on the total market value of their shares, so that securities with higher total market values generally have a higher representation in the target index. The target index was created by, and is calculated, maintained and published by, FTSE International Limited (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the FXI Fund’s website.

BFA uses a representative sampling strategy to manage the FXI Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that the investment adviser determines to collectively have an investment profile similar to that of the target index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The FXI Fund may or may not hold all of the securities that are included in the target index.

The FXI Fund generally invests at least 90% of its assets in securities of the target index and in depositary receipts representing securities of the target index. The FXI Fund may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the target index, but which BFA believes will help track the target index. The FXI Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.

Shares of the FXI Fund are listed on the NYSE Arca under ticker symbol “FXI”.

Information filed by iShares with the SEC, including the prospectus for the FXI Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the FXI Fund or the target index.

Information as of market close on December 29, 2020:

Bloomberg Ticker Symbol:	FXI UP	52 Week High (on November 27, 2020):	$48.62
Current Closing Level:	$45.50	52 Week Low (on March 16, 2020):	$33.91
52 Weeks Ago (on December 27, 2019):	$43.71

December 2020	Page 39

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

iShares® China Large-Cap ETF Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for each quarter in the period from January 1, 2016 through December 29, 2020. The closing level of the basket component on December 29, 2020 was $45.50. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2010 through December 29, 2020. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the basket component should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the basket component on the valuation date.

iShares® China Large-Cap ETF	High	Low	Period End
2016
First Quarter	$34.15	$28.44	$33.77
Second Quarter	$35.12	$31.24	$34.22
Third Quarter	$39.02	$33.45	$38.01
Fourth Quarter	$39.04	$33.97	$34.71
2017
First Quarter	$39.62	$35.15	$38.49
Second Quarter	$40.60	$37.58	$39.71
Third Quarter	$45.07	$39.48	$44.04
Fourth Quarter	$48.32	$44.18	$46.17
2018
First Quarter	$54.00	$45.97	$47.24
Second Quarter	$48.77	$41.99	$42.97
Third Quarter	$44.29	$40.39	$42.82
Fourth Quarter	$43.02	$38.26	$39.08
2019
First Quarter	$45.17	$38.09	$44.27
Second Quarter	$45.85	$39.93	$42.77
Third Quarter	$43.40	$37.67	$39.80
Fourth Quarter	$43.71	$39.63	$43.63
2020
First Quarter	$45.28	$33.91	$37.54
Second Quarter	$41.56	$36.01	$39.70
Third Quarter	$45.53	$40.16	$42.00
Fourth Quarter (through December 29, 2020)	$48.62	$42.03	$45.50

December 2020	Page 40

Capped PLUSSM due February 3, 2022
$5,454,400 Based on the Value of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds
Principal at Risk Securities

December 2020	Page 41